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                                                                   EXHIBIT 10.60

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT (this "Agreement") made this 1st day of August, 2001, between McLeodUSA, Incorporated, a Delaware corporation (the "Company"), and Chris A. Davis (the "Executive").

     WHEREAS, the Executive has agreed to serve as the Chief Operating and Financial Officer of the Company;

     WHEREAS, the Company and the Executive have entered into a letter agreement, dated as of July 20, 2001, which contemplates that the Company and the Executive shall enter into this Agreement; and

     WHEREAS, the Company has deemed it advisable and in the best interests of the Company and its stockholders to set forth the terms and conditions of the Executive's employment, the circumstances under which the Executive's employment with the Company may be terminated and the compensation and benefits to which the Executive would be entitled upon any such termination;

     Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          SECTION 1.  Employment.  The Company hereby agrees to employ the
                      -----------
Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

          SECTION 2.  Term.  The employment of the Executive by the Company as
                      -----
provided in Section 1 shall commence on August 2, 2001, and the Executive shall have assumed her duties of employment as provided in Section 3 on a full-time basis not later than August 13, 2001 (the "Commencement Date"). The employment of the Executive by the Company shall end on the third anniversary of the Commencement Date, unless sooner terminated as hereinafter provided (as may be sooner terminated, the "Term").

          SECTION 3.  Position and Duties.  The Executive shall serve as Chief
                      --------------------
Operating and Financial Officer of the Company and shall have such responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board of Directors of the Company (the "Board") that are consistent with such position. The Executive shall also serve as a member of the Board and of the Executive Committee of the Board. The Executive shall devote substantially all of her working time and efforts to

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the business and affairs of the Company; provided, however, that she may serve
                                         --------  -------
on boards of directors of civic and charitable organizations, other corporations and as a Special Limited Partner of Forstmann Little as long as such participation in board or Forstmann Little activities does not interfere in any significant respect with her obligations under this Agreement.

          SECTION 4.  Place of Performance.  In connection with the Executive's
                      ---------------------
employment by the Company, the Executive shall be based at the principal executive offices of the Company, which shall be maintained in Cedar Rapids, Iowa, except for reasonably required travel on the Company's or any of its subsidiaries' business.

          SECTION 5.  Compensation and Related Matters.  (a)  Salary.  During
                      ---------------------------------       -------
the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate of $400,000, such salary to be paid in substantially equal installments in accordance with the Company's payroll practices for its other executives. This salary shall be subject to annual increase, as determined by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion, in order to provide the Executive with annual base salary comparable to the annual base salary of similarly situated executives at companies in similar industries having similar revenues and compound annual growth rates. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

          (b)  Bonus Compensation.  The Executive shall be entitled to receive
               -------------------
annual bonus compensation based upon a target bonus opportunity of not less than 50% of the Executive's then current annual base salary in effect for such year. For 2001, the bonus will be prorated for five months. Unless otherwise established for any given year by the Compensation Committee, the target bonus opportunity shall be 50% as described above in this paragraph and the applicable performance criteria (which may be based on individual or corporate performance, or a combination thereof) to be achieved for such year to earn the bonus shall be in accordance with the Company's bonus policy and practices generally applicable to its other executives for each given year.

          (c)  Equity Compensation.  The Executive shall receive a grant of
               -------------------
options to purchase 6,000,000 shares of Class A common stock, par value $.01 per share, of the Company ("Common Stock") at an exercise price (or option price as it is called in the Company's 1996 Employee Stock Option Plan) per share established in accordance with the current processes and policies of the Company and shall contain such other terms and conditions as are provided under such plan except as otherwise specifically provided

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hereunder. The Executive shall also be eligible for additional option grants during the Term on or about each anniversary of the Commencement Date as the Compensation Committee, in its sole discretion, shall determine. The initial grant of 6,000,000 options shall be fully exercisable (1) in respect of 25% of the shares subject to the options as of the Commencement Date and in respect of an additional 25% of the shares subject to the options on each of the next three anniversaries of the Commencement Date, so long as the Executive is employed by the Company on each such vesting date, or (2) as provided in Section 8(d)(iii). The Company shall take all steps necessary such that the Executive shall not be required to wait six months from the date of grant of any Company stock option to exercise the stock option and sell the underlying shares of common stock, as currently set forth in section 17.3 of the Company's 1996 Employee Stock Option Plan. Upon a Change in Control (as defined in Section 7(d)(iii)) all outstanding options to purchase Common Stock of the Company which have been granted to the Executive during the Executive's employment with the Company shall become immediately vested and exercisable in full, irrespective of whether such options were otherwise vested and exercisable on such date.

          (d) (i) To compensate the Executive for the loss of her unvested options on shares of common stock of ONI Systems Corp. ("ONI"), the Company
                                                         ---
shall pay the Executive a one-time signing bonus of $5,000,000 on or prior to September 2, 2001.

          (ii) To the extent that the Executive exercises any exercisable portion of her option to purchase ONI common stock and, on the earliest possible date that she can sell shares of ONI common stock in an orderly fashion, she sells any shares of ONI common stock acquired upon such exercise and the gross sale price is less than $24 per share, then, for each share sold (up to a maximum of 162,500 shares), the Company shall make an additional payment to her of the difference between the sale price and $24. Any such payment will be made within thirty (30) days after the applicable sale.

          (e)  Expenses.  During the term of the Executive's employment
               ---------
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          (f)  Other Benefits.  The Executive shall be entitled to participate
               ---------------
in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the

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salary payable to the Executive pursuant to Section 5(a). Any payments or benefits payable to the Executive under this Section 5(f) in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which she is so employed.

          (g)  Vacations.  The Executive shall be entitled to six (6) weeks of
               ----------
vacation per year during each year of employment with the Company. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

          (h)  Registration Rights.  The Company shall file a Form S-8 or other
               -------------------
applicable registration statement with the Securities and Exchange Commission, to the extent such a registration statement is not otherwise already on file and effective, in order to enable the Executive to sell or otherwise dispose of 15% of her aggregate common equity ownership in the Company each year during the Term. For purposes hereof, the Executive's annual 15% registration rights shall be cumulative and determined on a fully diluted basis, including in such determination all then outstanding unexercised options to acquire Common Stock (whether or not vested) which the Executive has been granted by the Company.

          SECTION 6.  Offices.  Subject to Sections 3 and 4, the Executive shall
                      --------
serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries.

          SECTION 7.  Termination.  The Executive's employment hereunder may be
                      ------------
terminated without any breach of this Agreement only under the following circumstances:

          (a)  Death.  The Executive's employment hereunder shall terminate upon
               ------
     her death.

          (b)  Disability.  If, as a result of the Executive's incapacity due to
               -----------
     physical or mental illness, the Executive shall have been absent from her duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of her duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

          (c)  Cause.  The Company may terminate the Executive's employment
               ------
     hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful

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     and continued failure by the Executive to substantially perform her duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Section 7(e), by the Executive for Good Reason, as defined in
     Section 7(d)(ii)), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed her duties, (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes Competitive Activity, as defined in
     Section 10), or (iii) the Executive's conviction of a felony or the entering of a plea of nolo contendere to a felony charge. For purposes of
                           ---------------
     this Section 7(c), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive may not be terminated for Cause pursuant to clause (i) or (ii) above without (1) reasonable notice in writing from the Board to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with her counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that, in the good faith opinion of three-quarters (3/4) of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) above, as applicable, and specifying the particulars thereof in detail. No such notice or meeting before the Board shall be required if the termination for Cause is due to conduct described in clause (iii) of the second sentence of this
     Section 7(c).

          (d)  Termination by the Executive.  (i)  The Executive may terminate
               -----------------------------
     her employment hereunder (A) for Good Reason, (B) if her health should become impaired to an extent that makes her continued performance of her duties hereunder hazardous to her physical or mental health or her life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor or (C) for any other reason.

               (ii) For purposes of this Agreement, "Good Reason" shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph
     (A), (B), (D), (E) or (F) below, such act or failure to act is corrected prior to the Date of Termination (as defined in Section 7(f)) given in respect thereof:

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               (A)  the assignment to the Executive of any duties materially inconsistent with the Executive's status as a senior executive officer of the Company or a material diminution in the nature or status of the Executive's responsibilities from those in effect as of the Commencement Date;

               (B) a reduction by the Company in the Executive's annual base salary or target bonus opportunity as in effect on the date hereof or as the same may be increased from time to time;

               (C) the relocation of the Company's principal executive offices to a location outside the Cedar Rapids, Iowa Metropolitan Area (or, if different, the metropolitan area in which such offices are located immediately prior to a Change in Control;

               (D) the failure of the Company to obtain the written assumption of its obligation to perform this Agreement by a successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction;

               (E) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7(e); for purposes of this Agreement, no such purported termination shall be effective;

               (F) the failure by the Company to comply with any material provision of this Agreement; or

               (G)  a Change in Control.

               The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               (iii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (A) any "person" (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities

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

          acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this paragraph whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
          (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e)  Notice of Termination.  Any termination of the Executive's
               ----------------------
     employment by the Company or by the Executive (other than termination pursuant to Section 7(a)) shall be communicated by written Notice of Termination to the other

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     party hereto in accordance with Section 13. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f)  Date of Termination.  "Date of Termination" shall mean (i) if the
               --------------------
     Executive's employment is terminated by her death, the date of her death,
     (ii) if the Executive's employment is terminated pursuant to Section 7(b), thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of her duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to Section 7(c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

          (g)  Resignation from the Board.  On any termination of the
               ---------------------------
     Executive's employment with the Company, the Executive shall be deemed to have resigned from the Board and from all other offices and directorships held by the Executive with the Company and all of its affiliates.

          SECTION 8.  Compensation Upon Termination or During Disability.  (a)
                      ---------------------------------------------------
During any period that the Executive fails to perform her duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive her full salary at the rate then in effect for such period until her employment is terminated pursuant to Section 7(b), provided that payments so made to the Executive during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment. If the Executive's employment is terminated by reason of her disability pursuant to Section 7(b), all of her then outstanding options to purchase common stock of the Company shall become immediately vested and exercisable in full upon the giving of Notice of Termination, irrespective of whether such options were vested and exercisable on such date, and all such options shall remain exercisable for one year following the Date of Termination (but not beyond their original expiration dates).

          (b) If the Executive's employment is terminated by her death, the Company shall pay any amounts due to the Executive under Section 5 through the date of her death. If the Executive's employment is terminated by reason of her death, all of her then outstanding options to purchase common stock of the Company shall become immediately vested and exercisable in full upon the date of her death, irrespective of whether such options were vested and exercisable on such date, and all such options shall remain exercisable for one year following such date (but not beyond their original expiration dates).

          (c) If the Executive's employment is terminated by the Company for Cause or by the Executive for other than Good Reason, (1) the Company shall pay the Executive her full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and (2) the Executive will have 90 days to exercise the exercisable portion of any Company stock options she then holds, and the Company shall have no further obligations to the Executive under this Agreement.

          (d) If (A) in breach of this Agreement, the Company terminates the Executive's employment (it being understood that a purported termination for disability pursuant to Section 7(b) or for Cause which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (B) the Executive terminates her employment for Good Reason, then

     (i) the Company shall pay the Executive her full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due; and

     (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to the number of years (including partial years) remaining in the Term had the Executive's employment not been terminated, times the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the higher of the annual bonus amount, if any, paid or awarded by the Company to the Executive in respect of the calendar year prior to the year in which such Date of Termination occurs or the Executive's target bonus opportunity for the year in which Date of Termination occurs; such payment to be made in a lump sum on or before the fifth day following the Date of Termination;

     (iii) all outstanding options to purchase common stock of the Company granted to the Executive during the Term shall become immediately vested and exercisable in full upon the giving of the Notice of Termination, irrespective of whether such options were vested and exercisable on such date, and all options granted on or after the Commencement Date shall remain exercisable for four years after the Date of Termination (but not beyond their original expiration dates); and

     (iv) the Company shall maintain in full force and effect, for the continued benefit of the Executive for the number of years (including partial years) remaining in the original three-year Term had the Executive's employment not been terminated, all

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     medical, dental and life insurance plans and programs in which the
     Executive was entitled to participate immediately prior to the Date of Termination on the same basis (including costs) then available to active employees provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs; provided, however, that in the event that the Executive's participation in
     --------  -------
     any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which her continued participation is barred; and, further
                                                                         -------
     provided, that if (i) the Executive becomes reemployed after her Date of
     --------
     Termination and (ii) her new employer offers medical and dental insurance plans or programs under which she will be eligible to participate, any such continuing medical and dental coverage shall be secondary to such new employer's coverage.

          (e) If the Executive terminates her employment under Section 7(d)(i)(B), the Company shall pay the Executive her full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          (f) In the event that the Executive becomes entitled to the payments provided in clauses (i)-(iv) of Section 8(d) (the "Severance Payments"), if any of the Severance Payments will be subject to the excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any Federal, state and local income and employment tax and Excise Tax upon the payment provided for by this Section 8(f), shall be equal to the Severance Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a change in ownership or control (within the meaning of section 280G of the Code and the regulations promulgated thereunder) of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payment" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the "base

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amount" allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or (B) the amount of excess parachute payments within the meaning of section 280(G)(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

          (g) The compensation and benefits, if any, payable under this Section 8 shall be in addition to any vested accrued compensation or benefits to which the Executive may be entitled under the Company's (or any of its subsidiaries') employee benefit plans and arrangements; provided, however, that the Executive
                                         --------  -------
shall not be entitled to any compensation or benefits under any severance plan or arrangement of the Company or any of its subsidiaries to which she would otherwise be entitled under the terms thereof.

          SECTION 9.  No Mitigation; No Right of Offset.  The Executive shall
                      ----------------------------------
have no duty to mitigate damages by seeking other employment. The Company shall have no right of offset hereunder with respect to any compensation or benefits received by the Executive from or in connection with any employment subsequent to her employment termination with the Company.

          SECTION 10.  Noncompetition/Nonsolicitation.  During the three-year
                       --------------------------------
period commencing on the Commencement Date (without regard to any termination of the Executive's employment occurring prior thereto), and, through the fourth anniversary of the Commencement Date if the Executive voluntarily terminates employment without Good Reason on or prior to the expiration of the Term, the Executive shall not (i) directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its subsidiaries anywhere within the United States (a "Competitive Activity") or (ii) hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or its affiliates or any successor thereof, any employee of or person employed by, or who had been within six (6) months been an employee of or employed by, the Company or its affiliates, or otherwise encourage such persons to leave employment with the Company or its affiliates. For these purposes, the Executive's ownership of securities of a public company not in excess of three percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries. Notwithstanding the foregoing, in the event of (i) a Change in Control, (ii) the involuntary termination of the Executive's employment by the Company without Cause or (iii) the termination by the Executive of her employment for Good Reason, the provisions of the first sentence of this Section 10 extending the noncompetition and nonsolicitation restrictive covenants for an additional year through the fourth anniversary of the Commencement Date shall be null and void and of no further force or effect.

          SECTION 11.  Confidential Information; Personal Relationships.  The
                       ------------------------------------------------
Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during the Term and thereafter, without the prior written consent of the Board, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "Confidential Information"); provided, however, that nothing in this Agreement shall prohibit
               --------  -------
the Executive from disclosing or using any Confidential Information (A) in the performance of her duties hereunder, (B) as required by applicable law, regulatory authority, recognized subpoena power or any court of competent jurisdiction, (C) in connection with the enforcement of her rights under this Agreement or any other agreement with the Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term "Confidential Information" shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general (other than as a result of a breach of this provision by the Executive).

          SECTION 12.  Successors; Binding Agreement.  (a)  The Company will
                       ------------------------------
require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          SECTION 13.  Notice.  For the purposes of this Agreement, notices,
                       -------
demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          32 Ribaut Drive
          Hilton Head Island, SC  29926

          If to the Company:

          McLeodUSA Incorporated
          6400 C Street SW
          Cedar Rapids, IA  52406
          Attn:  General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          SECTION 14.  Miscellaneous.  No provisions of this Agreement may be
                       --------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          SECTION 15.  Governing Law.  The validity, interpretation,
                       --------------
construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

          SECTION 16.  Validity/Pooling Condition.  The invalidity or
                       ---------------------------
unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If (a) the Board approves a merger or consolidation of the Company which is intended by the Board to satisfy the accounting rules related to the pooling of interest method of accounting (the "Pooling Rules") and (b) any provision of this Agreement would violate the Pooling Rules, then such provision shall be deemed null and void ab initio. In
                                                                 -- ------
such event, the Company and the Executive shall negotiate, in good faith, a replacement provision of equivalent value which does not cause such a violation, provided, and to the extent, that the Company's outside auditors determine that any such replacement provision is permissible without violating the Pooling Rules.

          SECTION 17.  Counterparts.  This Agreement may be executed in one or
                       -------------
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          SECTION 18.  Entire Agreement.  This Agreement sets forth the entire
                       -----------------
agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


EXECUTIVE                                 MCLEODUSA INCORPORATED


/s/ Chris A. Davis                          /s/ Stephen C. Gray
-------------------------------           -------------------------------------

                                          By:   Stephen C. Gray
                                               --------------------------------
                                          Its:  President & CEO
                                               --------------------------------

Attest:


     /s/ Patty Scott
--------------------------------
By:
    ----------------------------














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